                                                                   Exhibit 10.26
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                              LEASE BY AND BETWEEN


                         PROGRESSIVE TECHNOLOGIES, INC.


                                      AND


                                 AMES POND LLC,
                      a Delaware limited liability company


                                       of


                                 200 Ames Pond
                            Tewksbury, Massachusetts









                                     DATED

                                 July 18, 2000



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
                                    CONTENTS

 1. REFERENCE DATA                                                          1
 2. DESCRIPTION OF DEMISED PREMISES                                         1
      2.1.  Demised Premises ...........................................    1
      2.2.  Intentionally Deleted ......................................    1
      2.3.  Appurtenant Rights .........................................    1
      2.4.  Exclusions and Reservations ................................    2
 3. TERM OF LEASE                                                           2
      3.1.  Definitions ................................................    2
      3.2.  Habendum ...................................................    2
      3.3.  Rent Abatement .............................................    2
      3.4.  Option to Extend Term ......................................    2
 4. READINESS FOR OCCUPANCY - ENTRY BY TENANT PRIOR TO TERM                 3
    COMMENCEMENT DATE                                                       3
      4.1.  Landlord's Work ............................................    3
      4.2.  Commencement of Tenant Improvement Work by Tenant Prior to
            Term Commencement Date .....................................    3
 5. USE OF PREMISES                                                         3
      5.1.  Permitted Use ..............................................    3
      5.2.  Prohibited Uses ............................................    3
      5.3.  Licenses and Permits .......................................    3
      5.4.  Condition of Premises ......................................    4
 6. RENT                                                                    4
 7. RENTABLE AREA                                                           4
 8. SERVICES FURNISHED BY LANDLORD                                          4
      8.1.  Building Services ...........................................   4
      8.2.  Water .......................................................   4
      8.3.  Elevators and Cleaning ......................................   4
      8.4.  Intentionally Deleted .......................................   4
      8.5.  Additional Cleaning Services ................................   4
      8.6.  Additional Air Conditioning Services ........................   4
      8.7.  Repairs and Maintenance .....................................   5
      8.8.  Interruption or Curtailment of Services .....................   5
      8.9.  Energy Conservation .........................................   5
      8.10. Miscellaneous ...............................................   5
 9. ESCALATION                                                              5
      9.1.  Definitions .................................................   5
      9.2.  Expense Stop ................................................   7
      9.3.  Part Years ..................................................   7
      9.4.  Disputes, etc. ..............................................   7
      9.5.  Tenant's Right to Audit .....................................   7
10. CHANGES OR ALTERATIONS BY LANDLORD                                      7
11. FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT                7
12. ALTERATIONS AND IMPROVEMENTS BY TENANT                                  7
13. TENANTS CONTRACTORS - MECHANICS AND OTHER LIENS - STANDARD OF
    TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS                             8
14. REPAIRS BY TENANT - FLOOR LOAD                                          8
     14.1.  Repairs by Tenant ...........................................   8
     14.2.  Floor Load - Heavy Machinery ................................   9
     14.3.  Electric Current ............................................   9
15. INSURANCE INDEMNIFICATION, EXONERATION AND EXCULPATION                  9
     15.1.  Insurance - Tenant ..........................................   9
     15.2.  Certificates of Insurance ...................................  10
     15.3.  General .....................................................  10
     15.4.  Property of Tenant ..........................................  10
     15.5.  Bursting of Pipes, etc. .....................................  10
     15.6.  Repairs and Alterations - No Diminution of Rental Value .....  10
     15.7.  Landlord's Insurance Requirements ...........................  10
16. ASSIGNMENT, MORTGAGING AND SUBLETTING                                  10
     16.1.  Landlord's Consent Required .................................  10
     16.2.  Terms and Conditions ........................................  11
     16.3.  Additional Terms and Conditions Applicable to Subletting ....  11
     16.4.  Transfer Premium from Assignment or Subletting ..............  12
     16.5.  Landlord's Option to Recapture Space ........................  12
     16.6.  Landlord's Expenses .........................................  12
17. MISCELLANEOUS COVENANTS                                                12
     17.1.  Rules and Regulations .......................................  12
     17.2.  Access to Premises - Shoring ................................  12
     17.3.  Accidents to Sanitary and Other Systems .....................  13
     17.4.  Signs, Blinds and Drapes ....................................  13
     17.5.  Estoppel Certificate ........................................  13
     17.6.  Hazardous Materials .........................................  13
     17.7.  Medical Waste Disposal ......................................  13
     17.8.  Prohibited Materials and Property ...........................  14
     17.9.  Requirements of Law - Fines and Penalties ...................  14
     17.10. Tenant's Acts - Effect on Insurance .........................  14
     17.11. Miscellaneous ...............................................  14
18. DAMAGE OR DESTRUCTION.                                                 14
     15.1.  Effect of Damage or Destruction .............................  14
     15.2.  Definition of Material Damages ..............................  14
     15.3.  Abatement of Rent ...........................................  14
     15.4.  Tenant's Negligence .........................................  14
     15.5.  Tenant's Property ...........................................  15
19. WAIVER OF SUBROGATION                                                  15
20. CONDEMNATION - EMINENT DOMAIN                                          15
21. DEFAULT REMEDIES                                                       15
     21.1.  Default by Tenant ...........................................  15
     21.2.  Damages - Assignment for Benefit of Creditors ...............  16


     21.3. Remedies........................................................  16
     21.4. Default by Landlord.............................................  16
     21.5. Late Charges....................................................  17
     21.6. Interest on Past-due Obligations................................  17
     21.7. Payment of Rent after Default...................................  17
     21.8. Fees and Expenses...............................................  17
     21.9. Landlord's Remedies Not Exclusive...............................  17
22. END OF TERM -- ABANDONED PROPERTY                                        17
23. SUBORDINATION                                                            18
24. QUIET ENJOYMENT                                                          19
25. LANDLORD RESERVATIONS                                                    19
26. CHANGES TO BUILDING                                                      19
27. ENTIRE AGREEMENT -- WAIVER -- SURRENDER                                  19
     27.1. Entire Agreement................................................  19
     27.2. Waiver by Landlord..............................................  19
     27.3. Surrender.......................................................  19
28. INABILITY TO PERFORM -- EXCULPATORY CLAUSE                               19
29. BILLS AND NOTICES                                                        20
30. PARTIES BOUND -- SEIZING OF TITLE                                        20
31. MISCELLANEOUS                                                            20
     31.1. Separability....................................................  21
     31.2. Captions, etc. .................................................  21
     31.3. Broker..........................................................  21
     31.4. Security Measures...............................................  21
     31.5. Easements.......................................................  21
     31.6. Amendments; Modifications.......................................  21
     31.7. Arbitration.....................................................  21
     31.8. Governing Law...................................................  21
     31.9. Assignment of Rents.............................................  21
     31.10. Representation of Authority....................................  21
     31.11. Expenses Incurred by Landlord Upon Tenant Requests.............  22
     31.12. Survival.......................................................  22
     31.13. Time of Essence................................................  22
     31.14. Covenants......................................................  22
     31.15. Attorneys' Fees................................................  22
     31.16. Auctions.......................................................  22
     31.17. Merger.........................................................  22
     31.18. Authority......................................................  22
     31.19. Conflict.......................................................  22
     31.20. Interpretation.................................................  22
     31.21. Relationship of Parties........................................  22
     31.22. Rules and Regulations..........................................  22
     31.23. Right to Lease.................................................  22
     31.24. Security for Performance of Tenant's Obligations...............  22
     31.25. Financial Statements...........................................  22
     31.26. Attachments....................................................  23
     31.27. Security Deposit...............................................  23
     31.28. Notice of Lease; Recording.....................................  23

EXHIBITS

     Exhibit 1 Verification Letter.........................................
     Exhibit 2 Lease Plan..................................................
     Exhibit 3 Building Services...........................................
     Exhibit 4 Rules and Regulations.......................................
     Exhibit 5 Building Legal Description..................................
     Exhibit 6 Tenant Improvement Work.....................................

                              LEASE SUMMARY SHEET

Execution Date:     July __, 2000

Tenant:             Progressive Technologies, Inc.,
                    a Massachusetts corporation

200 Ames Pond Drive, Tewksbury, MA 01876-1274
                              (Principal place of business - mailing address)

Landlord:           Ames Pond LLC
                    a Delaware limited liability company

Landlord's Address for Payment of
Rent and Delivery of Notices       121 High Street
                                   Boston, MA 02110

Building:           200 Ames Pond, Tewksbury, Massachusetts 01876. The Building
                    is located on the parcel of land ("Land") described on
                    Exhibit 5.

Premises:           Approximately 39,082 rentable square feet on the second
                    floor of the Building as shown on the Lease Plan attached hereto as Exhibit 2.

Term Commencement Date:            See Article 3.1(b)

Termination Date:                  Five (5) years after Term Commencement Date

Option to Extend:                  One (1) additional term of five (5) years.

Use of Premises:                   Office uses, assembly, light manufacturing
                                   and research and development

Rent:
                                                        Yearly         Monthly
                                                        ------         -------
                                   Years 1-3        $820,722.00       $68,393.50
                                   Years 4&5        $850,033.50       $70,836.12

Total Rentable Area of Premises:   39,082 square feet

Total Rentable Area of Building:   76,400 square feet

Operating Costs Base Year:         Calendar Year 2001

Tax Expenses Base Year:            Fiscal Year 2000

Tenant's Proportionate Share:      51.15%

Security Deposit:                  See Section 31.30

Brokers:                           For Landlord: Insignia/ESG, Inc.
                                   For Tenant: CB Richard Ellis

Attachments:  Exhibit 1 Verification Letter; Exhibit 2 Lease Plan; Exhibit 3
              Building Services; Exhibit 4 Rules and Regulations; Exhibit 5 Building Legal Description; and Exhibit 6 Plans and
              Specifications-Landlord's Work.

     THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Lease Summary Sheet and between the Landlord and the Tenant named in Lease Summary Sheet.

     Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease, hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "Premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1. REFERENCE DATA

     Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2. DESCRIPTION OF DEMISED PREMISES

     2.1 Demises Premises. The Premises are that portion of the Building as described in Lease Summary Sheet (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof.

     2.2  Intentionally Deleted.

     2.3 Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises in common with others, (b) common walkways necessary for access to the Building, (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor and (d) the cafeteria located in the other building on the Land (collectively, the "Common Areas"); and no other appurtenant rights or easements. Notwithstanding anything to the contrary herein contained, Tenant shall obtain Landlord's consent (which consent shall not be unreasonably withheld or delayed) prior to allowing any telecommunication service provider access to the Building or to the Premises.

          As of the Execution Date of this Lease, there are approximately 3.0 parking spaces in the parking areas designated for use by the tenants of the Building for every 1,000 square feet of Total Rentable Area of Building (as defined in Lease Summary Sheet). Nothing contained in the Lease shall prohibit or otherwise restrict Landlord from changing, from time to time, without notice to Tenant, the location, layout or type of such parking areas, provided that Landlord shall not substantially reduce the number of parking spaces available for such tenant's use and shall not relocate any or all of the parking spaces outside of the boundary of the land. Subject to reasonable rules from time to time made by Landlord of which Tenant is given notice, Tenant shall have the right, in common with all other tenants of the Building, to use such parking areas, without charge, on a first-come, first-served basis.

          2.4. EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the Premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the Premises and reserved to Landlord. Landlord shall exercise such rights of access only after providing advance notice to Tenant (except in the case of an emergency), and in exercising such rights shall use reasonable efforts not to interfere with the operation of Tenant's business at the Premises.

3. TERM OF LEASE

          3.1. DEFINITIONS. As used in this Lease the phrase "Term Commencement Date" shall have the following meaning:

               The "Term Commencement Date" shall be January 1, 2001.

          3.2. HABENDUM. TO HAVE AND TO HOLD the Premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in the Lease Summary Sheet or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law or such later date as the term may be extended to pursuant to Section 3.4 hereof (which date for the termination of the terms hereof will hereafter be called "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in the Lease Summary Sheet shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs.

          If the Term Commencement Date and the Termination Date are not determined at the time that a Notice of Lease has been executed by the parties, then each of the parties hereto agrees, upon demand of the other party after the Term Commencement Date and Termination Date have been determined, to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf solely for the purposes of executing such instrument if Tenant shall fail to execute and deliver such instrument after Landlord's request therefor within ten (10) days.

          3.3. RENT ABATEMENT. In the event that Landlord is unable to deliver the Premises to Tenant by the Commencement Date, Tenant shall be entitled to an abatement of rent during the period prior to Landlord's delivery of the Premises, unless Landlord's delay is due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, war or any other cause beyond Landlord's reasonable control.

          3.4. OPTION TO EXTEND TERM

          (a) Provided that (i) there exists no Event of Default under this Lease and (ii) this Lease is still in full force and effect, Tenant shall have the option to extend the term of this Lease for one (1) extended term (the "Extended Term"), having a length of five (5) years. Tenant shall exercise such option by giving Landlord written notice, not later than nine (9) months prior to the Termination Date, it being agreed that time shall be of the essence with respect to the giving of such notice. The Extended Term shall commence on the day immediately following the Termination Date and shall end on the day which is five (5) years thereafter, and shall be on all the terms and conditions of this Lease, except that the rent for the Extended Term shall be determined in accordance with this Article 3.4.

          (b)  The rent for the Extended Term shall be equal to the greater of
(i) the Prevailing Market Rate (as hereinafter defined) for the Premises and
(ii) the Annual Rent for the last year of the initial term of the Lease immediately preceding the Extended Term. As used herein, the term "Prevailing Market Rate" for the Premises shall mean the rental that Landlord would be able to obtain from a third party desiring to lease the Premises for the Extension Term taking into account the age of the Building, the size, location and floor levels of the Premises, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental then being obtained for new leases of space comparable to the Premises in the locality of the Building, and all other material factors that would be relevant to a third party desiring to lease the Premises for the Extension Term in determining the rental such party would be willing to pay therefor. Prevailing Market Rate shall be determined based on new rentals for similar space with standard tenant improvement allowances and standard leasing commissions, even though Landlord shall not be obligated to provide a leasing commission with the extension option and Tenant shall not receive any tenant improvement allowance. No later than one hundred twenty (120) days prior to commencement of the Extension Term, Landlord shall notify Tenant of Landlord's determination of the Prevailing Market Rate to be used to calculate the annual rent for the Extension Term. If Tenant wishes to dispute Landlord's determination, Tenant shall give notice to Landlord of Tenant's intent to submit the matter to the appraisal process described below within thirty (30) days after receipt of notice of Landlord's determination. If Tenant so elects, then within fifteen (15) days after the date of Tenant's notice of its election to submit the matter to the appraisal process, each party, at its cost, shall engage a real estate appraiser to act on its behalf in determining the Prevailing Market Rate for the Premises for the Extension Term. The appraisers shall have at least five (5) years' commercial experience in the Greater Boston Metropolitan Area, to be designated as MAI appraisers, and shall be persons who would qualify as expert witnesses over objection to give opinion testimony on the issue of the Prevailing Market Rate for the Premises in a court of competent jurisdiction. If a party does not appoint an appraiser within fifteen (15) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Prevailing Market Rate for the Premises for the Extension Term. If the appraisers are appointed by the parties as stated in this Section, such appraisers shall meet promptly and attempt to set the Prevailing Market Rate for the Premises for the Extension Term. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph with ten (10) days after the last date the two appraisers are given to set the Prevailing Market Rate for the Premises. Within thirty (30) days after the selection of the third appraiser, each appraiser shall, within fifteen (15) days thereafter, render a separate appraisal. The rental values and terms arrived at by the three appraisers shall be averaged, and the resulting average shall be deemed the Prevailing Market Rate for the Premises for the Extension Term. However, in the event that the Prevailing Market Rate arrived at in any of the appraisals is more than ten percent (10%) higher or lower than the middle appraised Prevailing Market Rate, such high or low appraisal or appraisals shall be discarded and the remaining two appraised values shall be averaged, if there are two, or the remaining one appraised value shall be used, if there is one. If either by agreement of the parties or by appraisal the Prevailing Market Rate is not finally determined by the commencement of the Extension Term, then Tenant shall make monthly payments of Annual Rent at the rate designated by Landlord until such time as the Prevailing Market Rate is finally determined by agreement of the parties or by an appraiser. If the monthly Prevailing Market Rate as finally determined for the Extension Term exceeds the monthly amount previously paid by Tenant for the Extension Term, Tenant shall forthwith pay the difference to Landlord for each of the months Tenant paid the lesser amount. If the monthly Prevailing Market Rate as finally determined for the Extension Term is less than the monthly amount previously paid by Tenant for the Extension Term, Landlord shall forthwith pay the difference to Tenant for each of the months Tenant paid the greater amount.

     (c) Notwithstanding anything contained herein to the contrary, if an Event of Default occurs at any time after the exercise of the extension option and prior to the first day of the Extension Term, Landlord may elect, by written notice to Tenant, to reject Tenant's exercise of the extension option. If Landlord so rejects Tenant's exercise of the extension option, the extension option shall be null and void.

4. READINESS FOR OCCUPANCY - ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE

     Prior to the Term Commencement Date, Tenant shall substantially complete certain improvements in the Premises in accordance with the terms of the work letter attached as Exhibit 6.

     4.1. LANDLORD'S WORK. Tenant acknowledges and agrees that Tenant is accepting the Building and the Premises in their "as is" condition and Landlord shall not be obligated to construct any improvements on behalf of Tenant. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part thereof, or to provide any allowance for such purposes (except as specifically set forth in Exhibit 6), and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Notwithstanding the foregoing, Landlord shall promptly undertake to: (i) replace the countertops in the existing men's and women's bathrooms located on the second floor of the Building; (ii) paint the men's and women's bathrooms located on the second floor of the Building; (iii) install auto-flush sensors on the toilets and urinals in the men's bathroom located on the second floor of the Building; and (iv) install emergency lighting in the men's and women's bathrooms located on the second floor of the Building.

     4.2. COMMENCEMENT OF TENANT IMPROVEMENT WORK BY TENANT PRIOR TO TERM COMMENCEMENT DATE. Tenant shall have the right to undertake the Tenant Improvement Work described on Exhibit 6 thirty-one (31) days prior to the Term Commencement Date, during normal business hours and without payment of rent, to prepare the Premises for occupancy, provided, however, that Tenant shall notify Landlord in writing of such intention ten (10) days prior to the commencement of the Tenant Improvement Work. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant; provided, however, that Tenant has not begun operating its business from the Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant and the term of the Lease shall not commence as a result of said activities. Prior to the entering the Premises Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord.

5. USE OF PREMISES

     5.1. PERMITTED USE. Tenant shall be entitled to use the Premises only for the purposes as stated in the Lease Summary Sheet and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they were designed. General office use, by way of example and not limitation, shall not include medical office use or any similar use, laboratory use, classroom use, any use not characterized by applicable zoning and land use restrictions as general office use, or any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority, or any other use not compatible, in Landlord's sole judgment, with a first class office building. No exclusive use has been granted to Tenant hereunder.

     5.2. PROHIBITED USES. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner, (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building; or Premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the Premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not: (a) use the Premises for lodging, manufacturing or for any immoral or illegal purposes; (b) use the Premises to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) use the Premises to engage in the manufacture or sale of or permit the use of, any illegal drugs on the Premises. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.


     5.3. LICENSES AND PERMITS. Notwithstanding any permitted use inserted in
Article 5.1, Tenant shall not use the Premises for any purpose which would violate the Building's certificate of occupancy, any conditional use permit or variance applicable to the Building or violate any covenants, conditions or other restrictions applicable to the Building, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises.

     If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the Premises, the Building or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the Premises or the Building.

     5.4. CONDITION OF PREMISES. Except as otherwise provided in this Lease including without limitation Landlord's obligation to complete Landlord's Work, Tenant hereby accepts the Premises and the Building in their condition existing as of the date this Lease is executed by Landlord and Tenant. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Building are suitable for its intended use, and that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises, or the Building for the conduct of Tenant's business.

6. RENT

     During the term of this Lease, the Yearly Rent and other charges, at the rate stated in the Lease Summary Sheet, shall be payable by Tenant to Landlord by monthly payments, at Landlord's address as stated in the Lease Summary Sheet, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Term Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of rent on the execution of this Lease. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid within five (5) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of eighteen (18) percentage points, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7. RENTABLE AREA

     The Total Rentable Area of the Premises and the Building shall be deemed to be as set forth in the Lease Summary Sheet.

8. SERVICES FURNISHED BY LANDLORD

     8.1. BUILDING SERVICES. The Building shall be open to the public Mondays through Fridays, from 8:00 a.m. to 6:00 p.m., excepting legal holidays. Tenant shall have keycard access to the Building and the Premises twenty-four hours a day, seven days a week.

     8.2. WATER. Landlord shall furnish hot and cold water for ordinary purposes, cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may after advance written notice to Tenant (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the building core will be installed and maintained by Landlord at Tenant's sole cost and expense

     8.3. ELEVATORS AND CLEANING.

          Landlord at its expense shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting on nationally recognized holidays, from 8:00 a.m. to 6:00 p.m., excepting nationally recognized holidays (called "business days") and have one elevator in operation available for Tenant's use, non-exclusively, together with others having business in the Building, at all other times; and (ii) cause the office areas of the Premises to be cleaned on business days (except on Saturdays) provided the same are kept in order by Tenant. Either Exhibit 3 (if annexed hereto) or, otherwise, the cleaning standards generally prevailing in first-class office buildings in the city or town where the Building is located, shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Article 8.3.

     8.4. INTENTIONALLY DELETED

     8.5. ADDITIONAL CLEANING SERVICES.

          Tenant will pay to Landlord a reasonable charge (i) for any additional cleaning service required by Tenant, (ii) for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business, and (iii) for any cleaning done at the request of Tenant of any portions of the Premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost. Tenant shall pay all after hours additional heat, cleaning or air conditioning service charges to Landlord within five (5) days after Landlord bills Tenant for said charges.

     8.6. ADDITIONAL AIR CONDITIONING EQUIPMENT. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such additional air conditioning equipment.

     8.7. REPAIRS AND MAINTENANCE. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain all structural portions of the Building including without limitation the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, electrical, heating air conditioning, or other systems) and other common facilities of the Building in good condition and repair. Landlord shall also keep and maintain the driveways, parking lot and other common facilities located on the Land.

     8.8. INTERRUPTION OR CURTAILMENT OF SERVICES. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, except as set forth herein, there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. To the extent such interruption, curtailment, stoppage or suspension of services or systems causes a cessation of Tenant's business operations for a period of more than thirty (30) days or unreasonably and materially interferes with Tenant's business operations on the Premises for a period of more than thirty (30) days, then Tenant's Yearly rent shall be equitably abated for the time beyond thirty
(30) days after such conditions exist.

     8.9. ENERGY CONSERVATION. Notwithstanding anything to the contrary in this
Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards provided that Tenant is given written notice of and copies of said policies, programs, and measures.

     8.10. MISCELLANEOUS. All services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area, which limit Tenant shall in no event exceed.

9. ESCALATION

     9.1. Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

          (a) "Base Operating Expense Account" shall mean the Operating Costs for the Operating Costs Base Year.

          (b) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

          (c) "Tenant's Proportionate Share" shall be the percentage as stated in the Lease Summary Sheet, which percentage has been determined by dividing the number of rentable square feet in the Premises by the total number of rentable square feet in the Building and multiplying the resulting quotient by one hundred (100).

          (d) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services to the Building, service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, Taxes shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. Taxes shall also include Landlord's reasonable out-of-pocket expenses of tax abatement or other proceedings contesting assessments or levies.

          (e) "Tax Period" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

          (f)  "Operating Costs":

               (1) Definition of Operating Costs. "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management for repair and replacements, cleaning and maintenance of the Building and grounds located on the Land including, without limitation, vehicular and pedestrian passageways appurtenant to the Building, related equipment, facilities and appurtenances, elevators, cooling and heating equipment (which cooling and heating costs shall relate solely to the Common Areas). In the event that Landlord or Landlord's managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. The Building's pro rata share (as reasonably determined by Landlord) of the cost of operating, managing (including, without limitation, the cost of the management office), maintaining and cleaning (including, without limitation, snow and ice removal) the common areas shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of Specifically Included Operating Costs, as set forth below, but shall not include "Excluded Costs," as hereinafter defined.

               (2) Definition of Excluded Costs. "Excluded Costs" shall be defined as the cost of electric energy purchased for the Premises by Tenant under Article 14.3 hereof, mortgage charges (meaning principal and interest changes on any financing relating to the Land or the Building), brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the

Building, the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such Tenant, and, subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income. Furthermore, the following items shall be included in Excluded Costs:

         (i) costs, expenses and fees relating to solicitation of, advertising for and entering into leases and other occupancy arrangements for space in the Building, including but not limited to legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses;

         (ii) costs of correcting defects in the Building or the Building equipment or replacing defective equipment to the extent such costs may relate to items covered by warranties of manufacturers, suppliers or contractors or are otherwise borne by parties other than Landlord;

         (iii) costs of installations paid by or constructed for specific tenants or other occupants;

         (iv) any bad debt loss, rent loss or reserves for bad debts or rent loss;

         (v) costs, expenses or judgments occasioned by casualty, injury or damage, to the extent that such costs, expenses or judgments are covered by insurance to be maintained by Landlord under this Lease, provided that all such costs, expenses or judgments not covered under such insurance as a result of any deductible amount shall be included in Operating Costs and costs for which Landlord is reimbursed by any tenant's (including, without limitation, Tenant's) insurance carrier;

         (vi) expenses relating to third-party landlord-tenant disputes in the Building;

         (vii) costs of the original construction of the Building or of any major addition to, deletion from or modification of the Building or any common facilities located on the Land, including but not limited to the addition or deletion of floors, and any other costs of a capital nature, as determined in accordance with generally acceptable accounting principles, consistently applied; provided, however, that the amortization of such costs; as hereinabove provided, shall be permitted to the extent that such costs are incurred as a result of (i) the replacement of any major system or component of the Building reasonably made by Landlord in lieu of the repair thereof,
                  (ii) any improvement reasonably made by Landlord for the purpose of reducing Operating Costs and (iii) any improvement that Landlord is required to make to comply with any law or regulation applicable to the Building enacted after the date of this Lease.

         (3) Specifically Included Categories of Operating Costs. Operating Costs shall include, but not be limited to, the following:

         Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord's managing agent, who are employed or on account of the Building, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in Article 9.1(d) shall not be included herein.

         Water: All charges and rates connected with water supplied to the Building and related sewer use charges, but not including the cost of water which is paid for directly to the utility by the user/tenant in the Building.

         Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building, except for charges incurred by Tenant pursuant to Section 8.5(b) hereof, or by other tenants of the Building pursuant to similar provisions in their leases.

         Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord's managing agent who are employed in, about or on account of the Building.

         Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways located on the Land and windows in the Building.

         Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

         Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

         Insurance, etc.: Fire, casualty, liability and such other insurance as may from time to time be maintained by Landlord or may be required by lending institutions on first-class office buildings in the city or town wherein the Building is located and all other reasonable expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the city or town wherein the Building is located including, without limitation, a management fee not to exceed five percent (5%) payable by Landlord and rental costs associated with the Building's management office.

     9.2. Expense Stop. Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Costs and Taxes which are in excess of the Base Operating Expense Account and the Tax Expenses Base Year, which amounts shall be due within fifteen (15) days after being billed by Landlord. At Landlord's option, however, Landlord may, from time to time, provide Tenant with an estimate of the expected Operating Costs and Taxes for the coming Operating Year, and an estimate of Tenant's additional rent for such Operating Costs and Taxes, and said additional rent shall be payable by Tenant monthly during each Operating Year of the term of the Lease at the time and in the manner for payment of Monthly Rent. In the event that Tenant pays Landlord's estimate of Tenant's Proportionate Share of Operating Costs and Taxes, Landlord shall use its best efforts to deliver to Tenant within one hundred fifty (150) days after the expiration of each Operating Year a reasonably detailed statement showing Tenant's Proportionate Share of the actual Operating Costs and Expenses incurred during such year. Landlord's failure to deliver the statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder. If Tenant's payments under this Article 9.2 during said Operating Year exceed Tenant's Proportionate Share as indicated on said statement. Tenant shall be entitled to credit the amount of such overpayment against Tenant's Proportionate Share next falling due. If Tenant's payments under this Article 9.2 during said Operating Year were less than Tenant's Proportionate Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency to Landlord when billed therefor. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Operating Year for which Tenant is responsible for Operating Costs and Taxes, notwithstanding that the Lease may have terminated before the end of such Operating Year; and this provision shall survive the expiration or earlier termination of the Lease.

     Appropriate credit against Tenant's Proportionate Share of Operating Costs and Taxes shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

     9.3. Part Years. If the Term Commencement Date or the Termination Date occurs in the middle of an Operating Year, Tenant shall be liable for only that portion of the Operating Costs and Taxes in respect of such Operating Year represented by a fraction the numerator of which is the number of days of the herein Term which falls within the Operating Year and the denominator of which is three hundred sixty-five (365).

     9.4. Disputes, etc. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due in accordance with the relevant provisions of this Lease.

     9.5 Tenant's Right to Audit. Tenant shall have the right to examine, copy and audit Landlord's books and records establishing Operating Costs for any Operating Year for a period of ninety (90) days following the date that Tenant receives the statement of Operating Costs for such Operating Year from Landlord. Tenant shall give Landlord not less than thirty (30) days' prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at such place as Landlord routinely maintains such books and records, unless Landlord elects to have such examination and audit take place in another location designated by Landlord in the city and state in which the Property is located. Tenant's review shall be conducted solely by an auditor or accountant of a nationally recognized auditing or accounting firm and not by any party compensated by Tenant on a contingency fee arrangement. All costs of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that the actual Operating Costs for the Operating Year in question are less than the amount set forth as the annual Operating Costs on the annual statement delivered to Tenant by at least ten percent (10%), then Landlord shall pay the reasonable costs of such examination and audit. If, pursuant to the audit, the payments made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Costs (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant's required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration of the Term. If Tenant does not elect to exercise its right to examine and audit Landlord's books and records for any Operating Year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord's statement of Operating Costs.

10. CHANGES OR ALTERATIONS BY LANDLORD

     Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to
(i) the Building (including the Premises) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, as it may deem necessary or desirable, and (iii) the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, or (iv) the common areas of the Building, provided, however, that:
(a) there shall be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of the Premises by Tenant, and (b) except in the case of an emergency, Landlord shall notify Tenant in writing of its intention to make such changes, alterations, additions, improvements, repairs or replacements. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant.

11. FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT

     All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment improvements and appurtenances, in accordance with Articles 12 and/or

22 of the Lease or unless Tenant requests and receives Landlord's written consent to remove any such items. All electric telephone, telegraph, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator, enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises.


12.  ALTERATIONS AND IMPROVEMENTS BY TENANT

     Tenant shall make no alterations, installations, removals, additions or improvements in or to the Premises or the Building (hereinafter collectively referred to as "Alterations") without Landlord's prior written consent and then only those made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications, which are sufficiently detailed to obtain a building permit, and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relive Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such Alterations shall be done at Tenant's sole expense, except to the extent such work is included in the Tenant Improvement Work as defined in Article 4 hereof, and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any Alterations as provided above then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the alterations and return the Premises to the condition it was in prior to the making of the Alterations. Notwithstanding the foregoing, Tenant shall have the right to make interior non-structural alterations (not in excess of $20,000.00 in the aggregate) and to install decorative items on the interior of the Premises without Landlord's approval.


13. TENANT'S CONTRACTORS-MECHANICS' AND OTHER LIENS-STANDARD OF TENANT'S PERFORMANCE-COMPLIANCE WITH LAWS

     Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements (which alterations, decorations, installations, removals, additions or improvements shall be made in accordance with the terms of this Lease) in or to the Premises, whether such work be done prior to or after the Term Commencement Date, Tenant will strictly observe the following covenants and agreements:

     (a) Tenant agrees that it will not, either directly or indirectly, use any contracts and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

     (b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest of any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

     (c) All installations or work done by Tenant shall be at its own expense, except for Landlord's Contribution as set forth in Exhibit 6, and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

     (d) Tenant shall procure all necessary permits before undertaking any work in Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save, hold harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the Premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

     (e) Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law.


14.  REPAIRS BY TENANT-FLOOR LOAD

     14.1 Repairs by Tenant. Tenant shall keep all and singular the Premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. After notice to Tenant, Landlord may elect at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, or licensees.

     14.2. FLOOR LOAD-HEAVY MACHINERY. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save and hold Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant's responsibility. Tenant shall not add or reconfigure a load upon any floor of the Premises which may impose additional weight on the floor load of the Premises without Landlord's prior written consent which shall not be unreasonably withheld or delayed. Tenant shall submit a plan of the new addition or reconfiguration which shall be reviewed by Landlord and, if necessary, by Landlord's structural engineer. Any such addition or reconfiguration of the floor load of the Premises shall be at Tenant's sole cost.

     14.3. ELECTRIC CURRENT. Tenant shall purchase all electrical energy that Tenant requires for operation of the lighting fixtures, appliances and equipment used in or by the Premises and for the furnishing of heat and air conditioning to the Premises. The Premises shall be separately metered and billed directly for the supply of such electrical energy. The costs of initially installing any required meter and all costs for the maintenance thereof shall be paid by Tenant. All charges for electricity shall be paid when due to the public utility providing such electricity. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity unless due to the act or omission of Landlord. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise presently serving the Premises. Any additional feeders or risers to supply Tenant's electrical requirements in addition to those originally installed and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, provided that such additional feeders and risers are permissible under applicable laws and insurance regulations and that the installation of such feeders or risers shall not cause permanent damage or injury to the Building or cause or create a dangerous condition or unreasonably interfere with other tenants of the Building. Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

15.  INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

          15.1.  INSURANCE - TENANT.

                    (a) GENERAL LIABILITY INSURANCE. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located.

                    If appropriate to Tenant's operation, and at Landlord's sole discretion, Tenant, at its own expense, shall obtain and keep in force during the Term of this Lease pollution liability coverage with coverages and limits as Landlord may reasonably require, provided that Landlord may from time to time require an increase in such limits.

                    (b) UMBRELLA LIABILITY. Tenant, at its own expense, shall obtain and keep in force during the term of this Lease a policy or policies providing umbrella liability coverage, with terms following the form of the commercial general liability insurance described in
          Article 15.1(a) above. Such insurance shall be on an occurrence basis, providing limits of not less than $4,000,000.00 per occurrence, in excess of the primary $1,000,000.00 required in Article 15.1(a), so that combined liability limits provided by the commercial general liability policy and this umbrella policy total not less than $5,000,000.00 per occurrence. Should circumstances arise in which the insurer is to be notified of circumstances that may lead to any claim against this policy or policies, Landlord shall be concurrently notified of details of such claim, and shall be provided subsequent information as to how such claims affect the liability limits available for future claims.

                    (c) PROPERTY INSURANCE. Tenant, at its own expense, shall obtain and keep in force during the Term of this Lease "All Risk" property insurance, with coverages acceptable to Landlord, in Landlord's sole discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost, Agreed Amount basis, on Tenant's personal property, all tenant improvements installed at Premises by Landlord or Tenant, Tenant's trade fixtures and other property. If this Lease is terminated as a result of a casualty in accordance with Article 18, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises to be paid to the Landlord.

                    (d) WORKER'S COMPENSATION/EMPLOYER'S LIABILITY INSURANCE. Tenant, at its own expense, shall obtain and keep in force during the term of this Lease, worker's compensation insurance as required by applicable law. Employer's liability coverage with per occurrence limits not less than $500,000.00 shall be maintained concurrently with the worker's compensation policy, and this coverage shall be scheduled on the umbrella liability policy required in Article 15.1(b) above.

     15.2. Certificates of Insurance. Such insurance shall be effected with insurance companies approved by Landlord, authorized to do business in the state wherein the Building is situated, under valid and enforceable policies wherein Tenant names Landlord, and at Landlord's option, the holder of any mortgage or deed of trust encumbering the Building and any person or entity managing the Building on behalf of the Landlord, as additional insureds. Said insurance companies shall maintain during the policy term a rating of not less than "A" or better under Standard & Poor's claims paying ability rating. All insurance obtained by Tenant shall be primary to, and not contributory with any similar insurance carried by the Landlord, whose insurance shall be considered excess insurance only. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. Tenant's insurance policies shall not include any deductible or self-insured retentions in excess of $5,000.00 without specific approval of the Landlord. Within fifteen (15) days prior to the Term Commencement Date of this Lease and on or before the time Tenant's contractors enter the Premises in accordance with Articles 14 of this Lease and thereafter not less than fifteen
(15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any provided for in Article
15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

     15.3. General. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities, penalties, and/or expenses (including reasonable attorneys' fees) asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

            (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

            (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, or other appurtenances and facilities used in connection with the Building or Premises) arising out of use or occupancy of the Building or Premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

            (c) On account of or based upon (including monies due on account of) any work thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on Premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Premises.

            (d) Tenant's obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under
     Article 15.1, above, or by a contractual rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

     15.4. Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord.

     15.5. Bursting of Pipes, etc. Except to the extent of insurance provided under Landlord's liability insurance policy, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

     15.6. Repairs and Alterations -- No Diminution of Rental Value. Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

     15.7. Landlord's Insurance Requirements. Landlord shall keep (at Landlord's cost and expense) the Building insured against damage or destruction by fire and the perils commonly covered under an extended coverage endorsement in amounts customary for buildings of this type.

16. ASSIGNMENT, MORTGAGING AND SUBLETTING

     16.1. Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute and Event of Default and breach of this Lease. Tenant's written request for Landlord's consent shall include, the Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past two (2) years prepared in accordance with generally accepted accounting principles, (b) federal tax returns for the proposed assignee or subtenant for the past two (2) years, if available, (c) a TRW credit report (if such information is available) or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, and (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the Term of this Lease (whether or not in one or more transfers) or the dissolution or merger of the corporation, or (b) if Tenant is a partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the Term of this Lease (whether or not in one or more transfers) or the dissolution or liquidation of the partnership. Notwithstanding anything in Section 16 to the contrary, and provided that Tenant is not in default of this Lease, Tenant shall have the right, without Landlord's consent, upon ten
(10) days' prior written notice to Landlord, together with sufficient documentation which verifies that all of the requirements set forth hereunder have been fulfilled and the conditions have been met, to enter into an assignment of this Lease or a sublease of the Premises to the parent corporation of Tenant, any wholly-owned subsidiary corporation of Tenant or Tenant's parent corporation, or to any corporation succeeding to substantially all of the assets of Tenant as a result of a consolidation or merger or to a corporation to which all or substantially all of the assets of Tenant have been sold, or to any Affiliate of Tenant, as defined below, or to a partnership, the majority interest in which shall be owned by the shareholders of Tenant or any Affiliate of Tenant (collectively, "Permitted Related Transfers") provided, that in each of the foregoing instances, such other entity shall (i) assume in writing all of Tenant's obligations hereunder and (ii) (other than the parent corporation of Tenant or a wholly-owned subsidiary corporation of Tenant, or Tenant's parent corporation or any Affiliate of Tenant) have a net worth immediately prior to such assignment or subletting equal to or greater than the net worth of Tenant as of the date immediately preceding such assignment or subletting (provided that such entity must satisfy such net worth test both immediately before and after the date of purchase of Tenant's voting capital stock). In addition, if an assignment is implemented by means of a transfer of all of Tenant's voting capital stock, the purchaser of such voting capital stock shall guarantee the performance by Tenant of all of the terms, covenants and conditions of this Lease and shall provide to Landlord, prior to the effective date of such purchase, an executed guaranty in the form required by Landlord. Within twenty
(20) days after the effective date of any such assignment, Tenant shall provide Landlord with a copy of the fully executed and dated merger or consolidation documents. The term "Affiliate", as used herein shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Tenant. The term "control," as used in the immediately preceding sentence, shall mean the right to exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation. Notwithstanding any such assignment or sublease, Tenant shall not be released from any and shall perform all obligations imposed on it hereunder.

     16.2. Terms and Conditions. The following terms and conditions shall be applicable to any Transfer:

          (a) Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

          (b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

          (c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Article 16.2.

          (d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

          (e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or any one else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

          (f) Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgement that an no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

          (g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

          (h) Landlord shall not be liable under this Lease or under any assignment or sublease to any assignee or subtenant.

          (i) No assignment or sublease may be modified or amended without Landlord's prior written consent.

     16.3. Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of the Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until an Event of Default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that an Event of Default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such Event of Default exists and notwithstanding any notice from or claim from Tenant to the contrary.

          (b) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

     16.4. Transfer Premium from Assignment or Subletting. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent the following amounts (hereinafter the "Transfer Premium"): one hundred percent (100%) of all amounts received by Tenant from such subtenant in excess of the amounts payable by Tenant to Landlord hereunder in excess of the amounts payable by Tenant to Landlord hereunder. "Transfer Premium" shall mean all Yearly Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Yearly Rent and additional rent payable by Tenant under this Lease less Tenant's reasonable expenses incurred in connection with such subletting or assignment, including without limitation, attorneys' fees, tenant improvement costs and brokerage commissions. If less than all of the Premises is transferred, the Yearly Rent and the additional rent shall be determined on a per rentable square foot basis. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.

     16.5. Landlord's Option to Recapture Space. Notwithstanding anything to the contrary contained in this Article 16, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any request by Tenant to assign this Lease or to sublease the entire Premises, to terminate this Lease as of the date thirty (30) days after Landlord's election. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this Article 16.5 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or sublessee, to give Landlord the ability to meet additional space requirements of other tenants of the Building and to permit Landlord to control the leasing of space in the Building. Tenant acknowledges and agrees that the requirements of this Article 16.5 are commercially reasonable and are consistent with the intentions of Landlord and Tenant. Notwithstanding the foregoing, Landlord's option to recapture all or any portion of the Premises shall not apply to any Permitted Related Transfer.

     16.6. Landlord's Expenses. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees.

17. MISCELLANEOUS COVENANTS

     Tenant covenants and agrees as follows:

     17.1. Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto as Exhibit 4 and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

     17.2. Access to Premises-Shoring. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof, (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the Premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the Premises or any part thereof. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises at anytime when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering

Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting to obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the Premises. If an excavation shall be made upon land adjacent to the Premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said persona shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

     17.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the gross negligence or willful misconduct of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute gross negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable for a period in excess of sixty (60) days and they shall not have been made tenantable by Landlord within a reasonable time.

     17.4 SIGNS, BLINDS AND DRAPES. Tenant shall put no signs in any part of the Building or the Premises without the prior written consent of Landlord, which may be given or withheld in Landlord's sole discretion. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn and provided Landlord gives its prior written consent, which may be given or withheld in Landlord's sole discretion. Any signs or lettering in the public corridors or on the doors shall conform to Landlord's building standard design. Neither Landlord's name nor the name of the Building, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner. Landlord shall have the right to place any sign it deems appropriate on any portion of the Building except the interior of Tenant's Premises. Notwithstanding anything contained herein to the contrary, Landlord agrees to place Tenant's name on the interior directory located on the first floor of the Building.

     17.5 ESTOPPEL CERTIFICATE. Tenant shall at any time upon not less than ten (10) days' prior written notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying such information as the Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, stating the nature of such modifications and certifying that the Lease is in full force and effect as modified), (b) the dates to which the Yearly Rent and other charges have been paid in advance, if any, and the amounts so payable, (c) stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, and (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and Tenant has taken possession of the Premises; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or encumbrancer of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof.

     Tenant hereby agrees to deliver, and to cause any guarantor of Tenant's obligations to deliver to Landlord (or to any lender or purchaser designated by Landlord) such annual financial statements of Tenant or any guarantor and other information as may be reasonably required by Landlord. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     17.6 HAZARDOUS MATERIALS. For the purposes of this Lease, the term "Hazardous Materials" means any hazardous substance, hazardous waste, infectious waste, or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state or federal governmental authority. Except for small quantities of ordinary office supplies such as copier toners, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Premises or the Building by Tenant, its agents, employees, contractors, or invitees. Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Building, damages for the loss or restriction or use of rentable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as result of such breach. This indemnification of any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material. Tenant shall promptly notify Landlord of any release of a Hazardous Material in the Premises or at the Building of which Tenant becomes aware, whether caused by Tenant or any other person or entity. The provisions of this Articles 17.6 shall survive the termination of the Lease. Landlord represents and warrants that to its actual knowledge there are no Hazardous Materials on the Land or in the Premises or the Building in violation of any applicable environmental laws, rules or regulations.

     17.7 MEDICAL WASTE DISPOSAL. If Tenant produces medical waste, Landlord may, at its option, provide medical waste disposal services to Tenant. If Landlord elects to provide such services, Landlord may require Tenant to use said services. Landlord, may bill Tenant directly for such services, which amounts shall then constitute additional rent hereunder. Tenant waives its right to the fullest extent allowed by law to assert any claim against Landlord in connection with the negligent provision of medical waste disposal services by Landlord. In the event Landlord is unable or chooses not to provide such disposal services to Tenant, Tenant shall arrange for the disposal of its medical waste and such disposal shall be done in compliance with all applicable laws. Tenant hereby agrees to indemnify, defend and hold harmless Landlord against any cost, loss, liability, action, suit or expense (including attorneys' fees) arising out of or relating to the existence of or the disposal of medical waste produced by Tenant at the Premises.

     17.8. PROHIBITED MATERIALS AND PROPERTY. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance,
(ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Notwithstanding the foregoing, this shall not apply to equipment which is customarily used for office purposes. Nor shall Tenants cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises.

     17.9. REQUIREMENTS OF LAW-FINES AND PENALTIES. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

     17.10. TENANT'S ACTS-EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

     17.11. MISCELLANEOUS. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18. DAMAGE OR DESTRUCTION.

     18.1. EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Building is materially damaged (as defined in Article 18.2 below) by fire, earthquake, flood, explosion, the elements, riot or any other casualty, Landlord shall have the right in its sole and complete discretion to repair or to rebuild the Building or to terminate this Lease. Landlord shall within sixty (60) days but in no event later than ninety (90) days after the occurrence of such damage, notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Building, but in good faith determines that the Building cannot be rebuilt or repaired within two hundred seventy (270) days after the date of the occurrence of the damage, without payment of overtime or other premiums, and the damage to the Building has rendered the Premises unusable, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon written notice to Landlord. Tenant's termination right described in the preceding sentence shall not apply if the damage was caused by Tenant's negligence or willful misconduct. Failure of Tenant to exercise said election within said period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays beyond Landlord's reasonable control. If all or part of the Building is materially damaged during the last eighteen (18) months of the Term of the Lease, Tenant has not exercised its option to extend the Term of the Lease pursuant to Section 3.4 of the Lease, and Landlord cannot rebuild or repair the Building within sixty (60) days after the occurrence of such material damage, then, Tenant shall have the right to terminate the Lease, by providing written notice to Landlord within thirty (30) days after the occurrence of such material damage.

     18.2. DEFINITION OF MATERIAL DAMAGE. The damage shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed Five Hundred Thousand Dollars ($500,000.00). If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Building, the damage shall be deemed material if the cost of repairing the damage exceeds One Million Dollars ($1,000,000.00). Damage to the Building shall also be deemed material if (a) the Building cannot be repaired to substantially the same condition it was prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Building requires that insurance proceeds available to repair the damage in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the term of the Lease.

     18.3. ABATEMENT OF RENT. If Landlord elects to repair damage to the Building and all or part of the Premises will be unusable or inaccessible to the Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or willful misconduct of Tenant or its employees, agents, contractors or invitees, Tenant's Yearly Rent and Tenant's Proportionate Share of Operating Costs and Taxes shall be abated in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business until the repairs are completed.

     18.4. TENANT'S NEGLIGENCE. If such damage or destruction occurs as a direct result of the negligence or willful misconduct of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to repair all of the damage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the actual cost of repairing the damage as evidenced by third party bills and the insurance proceeds received by Landlord.

     18.5. TENANT'S PROPERTY. Landlord shall not be required to repair any injury or damage to, or to make any repairs or replacements of, any fixtures, furniture, equipment or tenant improvements installed in the Premises, and Tenant shall repair and restore all such property at Tenant's sole expense.

19. WAIVER OF SUBROGATION

     In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

     In any case in which Landlord or Landlord's managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord's managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

     The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver or right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20. CONDEMNATION -- EMINENT DOMAIN

     If any portion of the Premises or the Building are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Building are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for sixty (60) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than sixty (60) days, Tenant's rent shall be equitably abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's Proportionate Share of Operating Costs and Taxes shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Building. Any award for the taking of all or any part of the Premises or the Building under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's trade fixtures and removable personal property and any award available for the relocation of Tenant's business. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Building, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Building caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair. Except as set forth in this Article 20, Landlord shall have no liability to Tenant for interruption of Tenant's business upon the Premises, diminution of Tenant's ability to use the Premises, or other injury or damage sustained by Tenant as a result of such condemnation.

21. DEFAULT; REMEDIES

     21.1. DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events (each an "Event of Default") shall give Landlord the rights described in Article 21:

             (a) Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults) within five (5) days after written notice from Landlord to Tenant.

             (b) Tenant shall fail or neglect to perform or observe any of the Tenant's covenants or agreements under this Lease other than those specified in 21.1(a) within thirty (30) days after written notice from Landlord of said failure, or such longer time as is reasonably necessary to cure said failure provided Tenant diligently commences and pursues such cure but in no event to exceed sixty (60) days.

             (c)(i) Tenant being involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by making or offering to make a composition of its debts with its creditors; (ii) Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the institution of proceedings seeking the appointment of a trustee, sequesterer, receiver or similar officer to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where either such appointment shall not be vacated within sixty (60) days or such possession is not restored to Tenant within sixty (60) days or the institution of a foreclosure proceeding against Tenant's real or personal property; (iv) an attachment on mesnes process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; (v) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within sixty (60) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be, or (vi) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty
     (60) days.

          (d) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder, is or was materially false.

          (e) If Tenant is a corporation or a partnership, the dissolution or liquidation of Tenant or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 21 hereof.

Landlord or Landlord's authorized agent shall have the right (without obligation except as may be required by law) to serve any notice of default, notice to pay rent or quit or similar notice.

     21.2. Damages - Assignment for Benefit of Creditors. For the more effectual securing to Landlord of the rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant or any guarantor shall make any transfer similar to or in the nature of an assignment of its property for the benefit of its creditors, the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the amount described in clause (i) of Article 21.3(a).

     21.3. Remedies.

          (a) At any time after the occurrence of an Event of Default, Landlord may, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default.

               (i) terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The "worth at time of award" of the amounts referred to in Article 21.3(a)(i)(A) and (B) shall be computed by allowing interest at the rate of the lesser of eighteen percent (18%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Article 21.3(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Boston at the time of award plus one percent (1%). For purposes of this Article 21.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

               (ii) maintain Tenant's right of possession in which event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due.

               (iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

               (iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

          (b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          (c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

          (d) If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to
     (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery of keys to Landlord or any employee or agent of Landlord shall not constitute the termination of the Lease or the surrender of the Premises.

     21.4. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Building whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. If Landlord is in default of the Lease as set forth in this Section 21.4 beyond all applicable grace and cure periods, Tenant may, but shall not be required to, use reasonable means to cure such default, and Landlord agrees to reimburse Tenant for all costs incurred within 30 days of receiving Tenant's demand therefor.

     21.5. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Yearly Rent, Tenant's Proportionate Share of Operating Costs and Taxes, after hours additional heat, cleaning or air conditioning service charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Building. Accordingly, if any installment of Yearly Rent, Tenant's Proportionate Share of Operating Costs and Taxes, after hours additional heat, cleaning or air conditioning service charges or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to four percent (4%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Article 21.6.

     21.6. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum or the maximum interest rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

     21.7. PAYMENT OF RENT AFTER DEFAULT. If Tenant fails to pay Yearly Rent, Tenant's Proportionate Share of Operating Costs and Taxes or any other monetary obligation due hereunder on the date it is due, after Tenant's third failure to pay any monetary obligation on the date it is due, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check. If Landlord has required Tenant to make said payments by cashiers check, Tenant's failure to make a payment by cashiers check shall be an Event of Default hereunder.

     21.8. FEES AND EXPENSES.

          (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may after the satisfaction of all applicable notice requirements and the expiration of all applicable cure periods, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting and/or defending any action or proceeding instituted by reason of default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

          (b) Tenant shall pay Landlord's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

     21.9. LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein. Notwithstanding anything to the contrary in this Article 21 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.



22. END OF TERM - ABANDONED PROPERTY

     Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may see fit. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same at its option against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

     If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease then, at Landlord's option, the person remaining in possession shall be deemed a tenant-at-sufferance. In the event that Tenant holds over with Landlord's consent, such occupancy shall be deemed a tenancy from month to month. Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord. In the event that Tenant holds over with or without Landlord's consent, such occupancy shall be upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, including that Tenant shall pay to Landlord, for each month or portion thereof that Tenant shall retain possession of the Premises after the expiration of termination of the Lease, whether by lapse of time or otherwise, in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, use and occupancy charges equal to two hundred percent (200%) of the greater of (a) the then fair market rent for the Premises as conclusively determined by Landlord or (b) the sum of the Yearly Rent and additional rent at the rate payable monthly during the twelve (12) months immediately preceding the expiration or termination of the Lease and all Extension Options, if any, shall be deemed terminated and of no further effect. In addition, Tenant shall hold Landlord harmless from all damages which Landlord may suffer as the result of Tenant's holdover after the termination of the term of the Lease.

23.  SUBORDINATION

          (a) Subject to any mortgagee's or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, deeds of trust, or any other hypothecation or security, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made on the security thereof and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf of and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant agrees to execute and acknowledge any documents required to effectuate an attornment or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor, and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval.

          (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

          (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party including without limitation any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor, or (iv) be bound by any previous modification of this Lease of which it did not have prior written notice or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

          (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

          (e) Tenant's failure to execute any documents required to effectuate an attornment, a subordination or to make this lease or any option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, shall constitute an Event of Default by Tenant hereunder or, at Landlord's option, Landlord or any such mortgagee or ground lessor and their respective successors in interest, acting singly, shall have the right as Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

          (f) Notwithstanding anything to the contrary contained in this
Article 23, if all or part of Landlord's estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this
Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

          (g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24. QUIET ENJOYMENT

     Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenants, agreement term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

     Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25. LANDLORD RESERVATIONS

     Landlord shall have the right: (a) to change the name and address of the Building upon not less than ninety (90) days prior written notice; (b) to provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; and (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein. Tenant shall not suffer or permit anyone, except in an emergency, to go upon the roof of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Building provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises.

26. CHANGES TO BUILDING

     Landlord shall have the right, in Landlord's sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Building (hereinafter referred to as "Changes") including, but not limited to, the Building interior and exterior, the Common Areas, elevators, escalators, restrooms, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, driveways, entrances, and landscaped areas. Notwithstanding the foregoing, in the event that any of the proposed changes will materially adversely affect Tenant's access to the Premises on a permanent basis, Landlord will not undertake such changes without Tenant's prior written consent. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Building, limit or eliminate access to portions of the Building, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or lease debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes.

27. ENTIRE AGREEMENT - WAIVER - SURRENDER

     27.1. ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     27.2. WAIVER BY LANDLORD. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     27.3. SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

28. INABILITY TO PERFORM - EXCULPATORY CLAUSE

     Except as expressly provided in this Lease, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Building and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease from and after the date of such transfer, and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's security deposit to Tenant or transfer Tenant's security deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit.

     Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Building, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Building, negligent security measures, bombings or bomb scares, hazardous waste, fire, steam, electricity, gas, water or rain, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Building, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of the damage or injury arises out of the Landlord's or its employees or agents negligent or intentional acts. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Building, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Building. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Building arising from any cause, including Landlord's negligence or the negligence of its agents, partners or employees, and Tenant hereby waives all claims in respect thereof against Landlord, its agents, partners and employees.

     Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building of which the Premises are a part and in the uncollected rents, issues and profits thereof, including without limitation the proceeds of a sale of the Building, and, subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Building, Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord, or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for loss of profits, loss of the value of Tenant's business, or consequential or incidental damages.

29. BILLS AND NOTICES

     Any notice required or permitted to be given hereunder shall be in writing and may be given by certified mail, return receipt requested, personal delivery, Federal Express, facsimile or other delivery service. If notice is given by certified mail, return receipt requested, notice shall be deemed given three (3) days after the notice is deposited with the U.S. Mail, postage prepaid, addressed to Tenant at the Premises or at the address set forth in the Lease Summary Sheet or to Landlord at the address set forth in the Lease Summary Sheet. If notice is given by personal delivery, Federal Express, facsimile or other delivery service, notice shall be deemed given on the date the notice is actually received by Landlord or Tenant. Either party may by notice to the other specify a different address for notice purposes. Notwithstanding the address set forth in the Lease Summary Sheet for Tenant, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time designate by notice to Tenant. A copy of all notices to Tenant shall be delivered to Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Attn: Donna M. Sherry, Esq.

30. PARTIES BOUND - SEIZING OF TITLE

     The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 30 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

     If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part Landlord ceases to be the owner of the reversionary interests in the Premises, from and after the date of such sale, transfer, or other disposition, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

31. MISCELLANEOUS

     31.1. SEPARABILITY. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

     32.2. CAPTIONS, ETC. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

     31.3. BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building with any other broker or had its attention called to the Premises or other space to let in the Building by anyone other than the broker, person or firm, if any, designated in the Lease Summary Sheet. Landlord shall be responsible for the payment of all brokerage commissions payable to the Brokers listed in the Lease Summary Sheet on account of this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses
(including reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than as specified in the Lease Summary Sheet. Landlord agrees to indemnify Tenant with respect to any claims for brokerage commissions made against Tenant.

     31.4. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Building, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measurements for the Building or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Costs. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Building to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Building. Notwithstanding the foregoing, Landlord shall continue to provide the same level of nighttime security service that it presently provides for the benefit of the Building, provided, however, that Landlord shall have no liability to Tenant due to its failure to provide such service in the future.

     31.5. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord's request and Tenant's failure to do so shall constitute an Event of Default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

     31.6. AMENDMENTS; MODIFICATIONS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

     If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

     31.7. ARBITRATION. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty
(20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

     31.8. GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Building is located.

     31.9. ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

           (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor or any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant specifically otherwise elect; and

           (b) that, except as aforesaid, such Mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease and the taking of possession of the demised Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

     31.10. REPRESENTATION OF AUTHORITY. By their execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

     31.11. EXPENSES INCURRED BY LANDLORD UPON TENANT REQUESTS. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the Premises, requests by Tenant to sublet the Premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

     31.12. SURVIVAL. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant's obligations under Articles 13(d) and 15.3) shall survive the expiration or prior termination of the term of the Lease.

     31.13. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Landlord and Tenant under this Lease.

     31.14. COVENANTS. This Lease shall be construed as though the covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary.

     31.15. ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

     31.16. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this Article 31.17 shall constitute an Event of Default hereunder.

     31.17. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, unless otherwise expressly agreed at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     31.18. AUTHORITY. If Tenant is a corporation, trust or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

     31.19. CONFLICT. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, Exhibits, Addenda or Riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

     31.20. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

     31.21. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     31.22. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules, which modifications and amendments shall be in writing and shall be provided to Tenant. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules.

     31.23. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Building.

     31.24. SECURITY FOR PERFORMANCE OF TENANT'S OBLIGATIONS. Notwithstanding any security deposit held by Landlord pursuant to Article 31.27, Tenant hereby agrees that in the event of a default by Tenant, Landlord shall be entitled to seek and obtain a writ of attachment and/or a temporary protective order and Tenant of attachment and/or temporary protective order on the basis of the Commonwealth of Massachusetts Code of Civil Procedure or any other related statute or rule.

     31.25. FINANCIAL STATEMENTS. At Landlord's request, Tenant shall cause the following financial information to be delivered to Landlord, once during any given year, and at any time after the occurrence of an Event of Default by Tenant under this Lease after Tenant has requested Landlord's consent to an assignment, at Tenant's sole cost and expense, upon not less than ten (10) days' advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant's financial statements for the previous two accounting years,
(b) a current financial statement for any guarantor(s) of this Lease and the guarantor's financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     31.26. ATTACHMENTS. The items listed in the Lease Summary Sheet are a part of this Lease and are incorporated herein by this reference.

     31.27. SECURITY DEPOSIT. Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, deliver to Landlord an unconditional letter of credit issued or confirmed by a Massachusetts lending institution satisfactory to Landlord (the "Bank") in favor of Landlord in the initial amount of $409,500.00, which amount shall represent 50% of the total letter of credit amount of $819,000.00, with the subsequent balance of $409,500.00 being due and payable before or on the Term Commencement Date, as security for the full and faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease. Tenant agrees to cause the Bank to keep such unconditional letter of credit (or a renewal thereof) in effect for the balance of the Term. Notwithstanding the foregoing, on the second anniversary of the Term Commencement Date and on each anniversary thereafter during the Term, in the event that no defaults then exist on the part of Tenant, and no defaults have occurred at any time during the prior six (6) month period, the amount of the letter of credit shall be reduced by an amount equal to one third of the original amount of the Letter of Credit for each year thereafter. In no event shall said security deposit be deemed to be a prepayment of rent nor shall it be considered a measure of liquidated damages. Tenant agrees to cause the Bank to renew said unconditional letter of credit in same form (subject to the foregoing reduction, if applicable) from time to time during the Term of this Lease, at least sixty (60) days prior to the expiration of said letter of credit or any renewal thereof (such letter of credit, as so renewed, the "Letter of Credit") so that a Letter of Credit shall be in force and effect throughout the term of this Lease. The Letter of Credit shall provide that it is without the Bank's consent, at no charge to Landlord. In the event Tenant defaults in respect of any of the terms, conditions or provisions of this Lease, which default is not cured by Tenant within any applicable grace periods or if Tenant has not presented Landlord with a renewed Letter of Credit at least sixty (60) days prior to the expiration of the Letter of Credit or any renewal thereof, (i) upon five (5) business days written notice to Tenant, Landlord shall have the right to require the Bank to make payment to Landlord of the entire proceeds of the Letter of Credit, (ii) Landlord may apply all or part of the Security Deposit to the extent required for the payment of any Yearly Rent, additional rent or other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord, without thereby waiving any other rights or remedies of Landlord with respect to such default, and (iii) Landlord shall hold the remainder of the Security Deposit, if any, as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed with the same rights as hereinabove set forth to apply the same in the event of any further default by Tenant under this Lease. If Landlord applies all or any part of the Security Deposit (by virtue of a draw on the Letter of Credit or otherwise), Tenant shall within ten (10) days after written demand by Landlord therefor, increase the amount of the Letter of Credit to its required amount or deposit with Landlord a sum equal to the amount so applied as security as aforesaid, failing which Landlord shall have the same rights and remedies as for the non-payment of Yearly Rent, and additional rent beyond the applicable grace period. Tenant agrees that no interest shall accrue on said deposit and that Landlord shall have no obligation to maintain such deposit in a separate account (i.e. Landlord shall have the right to commingle such deposit with other funds of Landlord). The application of all or any part of the deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. Provided that Tenant is not in default of any of its obligations under the Lease at the expiration of the Term of the Lease and after Tenant has vacated the Premises, Landlord shall refund to Tenant any portion of said security deposit which Landlord is then holding within thirty (30) days after the expiration of the Term.

     31.28. NOTICE OF LEASE; RECORDING.

     (a) Tenant agrees not to record the Lease, but each party hereto agrees, at the request of the other, to execute a Notice of Lease in recordable form in compliance with applicable Massachusetts law and reasonably satisfactory to both parties and their respective attorneys. In no event shall such Notice of Lease set forth the rent or other charges payable by Tenant under the Lease; and such notice shall expressly state that it is executed pursuant to the provisions contained in the Lease, and is not intended to vary the terms and conditions of the Lease. It is hereby agreed that the requesting party shall pay all fees with respect to the recording of the Notice of Lease, the recording of any amendments thereto and the recording of any notice of termination thereof.

     (b) If the Term Commencement Date and the Termination Date are not determined at the time that a Notice of Lease has been executed by the parties, then each of the parties hereto agrees, upon demand of the other party after the Term Commencement Date and Termination Date have been determined, to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord's request therefor within ten (10) days.

     IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in the Lease Summary Sheet as the Execution Date.


LANDLORD:                          TENANT:

AMES POND LCC,                     PROGRESSIVE TECHNOLOGIES, INC.
a Delaware limited liability       a Massachusetts corporation
company

By: Berkeley Investments, Inc.
its managing member

By: /s/ [ILLEGIBLE]                By: David Palmer
   ---------------------------        --------------------------------
   [ILLEGIBLE]  Sr. V.P.               D. Palmer  President
   ---------------------------        --------------------------------
        (Name and Title)                   (Name and Title)


     IF TENANT IS A CORPORATION, A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.


COMMONWEALTH, DISTRICT OR
STATE OF MASSACHUSETTS

COUNTY OF MIDDLESEX

     On the Execution Date stated in the Lease Summary Sheet, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the officer of the above named Tenant, as noted, and that he signed his name hereto by order of the Board of Directors of said Tenants.

                                   /s/ [ILLEGIBLE]
                                   -----------------------------------
                                   Notary Public
                                   My Commission Expires: June 25, 2004


STATE OF MASSACHUSETTS

COUNTY OF SUFFOLK

     On the Execution Date stated in the Lease Summary Sheet, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.

                                   /s/ [ILLEGIBLE]
                                   -----------------------------------
                                   Notary Public
                                   My Commission Expires: 10-22-04